UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2020

NUCOR CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-4119	13-1860817
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1915 Rexford Road, Charlotte, NC		28211
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (704) 366-7000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.40 per share	NUE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)    On May 14, 2020, Nucor Corporation (the “Company”) held its 2020 annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders approved the amendment and restatement of the Nucor Corporation 2014 Omnibus Incentive Compensation Plan (the “2014 Plan”). The amendment and restatement of the 2014 Plan was adopted by the Company’s Board of Directors (the “Board”) on February 17, 2020, subject to stockholder approval. Upon stockholder approval at the Annual Meeting, the 2014 Plan, as amended and restated, became effective as of that date.

The Company adopted and established the 2014 Plan effective as of January 1, 2014, and the 2014 Plan was subsequently approved by the Company’s stockholders at the 2014 annual meeting of stockholders. The amendment and restatement of the 2014 Plan includes the following changes: (i) authorizes an additional 6 million shares of the Company’s common stock for award under the 2014 Plan, (ii) extends the term of the 2014 Plan from December 31, 2023 to February 16, 2030, (iii) updates the provisions of the 2014 Plan applicable to performance-based awards in response to recent changes to Section 162(m) of the Internal Revenue Code and (iv) imposes an annual limit of $750,000 on the aggregate cash and equity compensation that may be paid to a non-employee director of the Company.

The 2014 Plan, as amended and restated, authorizes a variety of types of equity-based awards to key employees (including the principal executive officer, the principal financial officer and other named executive officers) and non-employee directors of the Company, including stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares and performance units.

The foregoing description of the amendment and restatement of the 2014 Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the 2014 Plan, as amended and restated, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference. For a more complete description of the amendment and restatement of the 2014 Plan, please refer to the discussion under “Proposal 4” in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on March 27, 2020 (the “2020 Proxy Statement”).

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(a)    The Annual Meeting was held on May 14, 2020.

(b)    At the Annual Meeting, the stockholders elected all eight of the directors nominated by the Board to serve for a term of one year or until their successors are duly elected and qualified. Each director received a greater number of votes cast “for” his or her election than votes “withheld” from his or her election as reflected below. The stockholders also ratified the appointment of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2020. Additionally, the stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the 2020 Proxy Statement. The stockholders also approved the amendment and restatement of the 2014 Plan. For more information on the proposals, see the 2020 Proxy Statement. The final voting results for each of the proposals presented at the Annual Meeting are set forth below.

1.	Election of directors:

Director	Votes For	Votes Withheld	Broker Non-Votes
Lloyd J. Austin III	231,994,343	3,945,104	32,585,232
Patrick J. Dempsey	232,106,767	3,832,680	32,585,232
Christopher J. Kearney	222,143,051	13,796,396	32,585,232
Laurette T. Koellner	215,036,310	20,903,137	32,585,232
Joseph D. Rupp	218,189,664	17,749,783	32,585,232
Leon J. Topalian	234,259,109	1,680,338	32,585,232
John H. Walker	228,178,060	7,761,387	32,585,232
Nadja Y. West	233,879,607	2,059,840	32,585,232

2.	Ratification of the appointment of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2020:

Votes For	Votes Against	Abstentions
259,910,238	8,340,813	273,628

3.	Advisory vote on named executive officer compensation:

Votes For	Votes Against	Abstentions	Broker Non-Votes
150,305,827	84,638,572	995,048	32,585,232

4.	Approval of the amendment and restatement of the 2014 Plan:

Votes For	Votes Against	Abstentions	Broker Non-Votes
226,319,403	8,629,317	990,727	32,585,232

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1	2014 Omnibus Incentive Compensation Plan, as amended and restated effective February 17, 2020 (#)

104	Cover Page from this Current Report on Form 8-K, formatted in Inline XBRL (included in Exhibit 101)

(#)	Indicates a management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUCOR CORPORATION

Date: May 18, 2020	By:	/s/ James D. Frias
James D. Frias
Chief Financial Officer, Treasurer and Executive Vice President

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